UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2006
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota		55435

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     (a) Changes in Non-Employee Director Compensation for 2006. On February 24, 2006, the Nash-Finch Company (“Nash Finch”) Board of Directors, after having received the report of its Corporate Governance Committee and the independent compensation consultant retained by that Committee, approved certain changes in the cash and equity compensation structure for non-employee directors for calendar year 2006, to be effective as of January 1, 2006. The following table compares the elements of non-employee director cash and equity compensation for 2005 and 2006:

Compensation Component	2005 Compensation Program	2006 Compensation Program
Annual Board and committee retainer	$30,000	$50,000

Annual Board chairman retainer	$90,000	$150,000

Annual committee chairman retainer	Audit - $10,000	Audit & Compensation - $10,000
	Compensation & Corporate	Corporate Governance - $5,000
Governance - $5,000

Board meeting fee	$1,500 (in person & telephonic)	In person - $1,500
Telephonic - $750

Committee meeting fee	$1,250 (in person & telephonic)	In person - $1,250
Telephonic - $625

Restricted stock units	Annual grant with face value of	Annual grant with face value of
	$30,000	$45,000

Deferred Compensation	May voluntarily defer receipt of
	any or all cash compensation	No change
     Approval of 2005 Annual Incentive Payouts. On February 23, 2006, the Compensation Committee (the“Committee”) of the Nash Finch Board of Directors approved 2005 annual bonus payments to the officers of Nash Finch, including the executive officers who will be named in the proxy statement for its 2006 annual meeting of stockholders. In the case of the Chief Executive Officer, the bonus payment is made under the Nash Finch Performance Incentive Plan, and in the case of all other officers under the Nash Finch 2005 Executive Incentive Program. For fiscal 2005, annual bonuses for the executive officers other than the CEO were based 80% upon performance against objectively measurable, predetermined financial and operational goals approved by the Committee in February 2005, and 20% on an individual officer’s personal performance. The annual bonus for the CEO was based entirely upon performance against the same financial and operational goals. The financial goals that were used involved Company net earnings and, in appropriate cases, operating unit profitability, while the operational goals consisted of an independent assessment of retail store performance, and assessments of fill rate, on-time deliveries and selector accuracy for the food distribution segment. For fiscal 2005, the Committee approved the following bonus payments to the named executive officers:

Annual Incentive
Name and Position	Payout for 2005
Ron Marshall
Former Chief Executive Officer	$162,000
Bruce A. Cross
Executive Vice President, Merchandising	$25,789
Kathleen E. McDermott
Former Senior Vice President, General Counsel and Secretary	$22,800
Joe R. Eulberg
Senior Vice President, Human Resources	$20,400
Jeffrey E. Poore
Senior Vice President, Military	$59,800

2

     Nash Finch intends to provide additional information regarding the compensation paid to and earned by the named executive officers with respect to the fiscal year ended December 31, 2005 in the proxy statement for the Nash Finch 2006 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2006.
     Compensation for Interim Chief Executive Officer. On February 23, 2006, the Compensation Committee also approved the compensation arrangements for Allister P. Graham, Chairman of the Nash Finch Board of Directors, during the period that he will additionally serve as the interim Chief Executive Officer of Nash Finch. During that period, Mr. Graham will continue to receive the compensation that would otherwise be provided to the non-employee Chairman of the Nash Finch Board of Directors as described above, and will additionally receive weekly payments of $17,308, which correspond to an annual compensation rate of $900,000. During this period, Mr. Graham will not participate in any other executive compensation or benefit programs provided by Nash Finch, but will be provided the opportunity to defer receipt of this additional compensation under the applicable Nash Finch deferred compensation plan.

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: March 1, 2006	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Senior Vice President and Chief Financial Officer

4